                                  March 1, 2001



RAIT Investment Trust
1818 Market Street - 28th Floor
Philadelphia, PA  19101

                              RAIT Investment Trust
                                Qualification as
                          Real Estate Investment Trust

Ladies and Gentlemen:


         We have acted as counsel to RAIT Investment Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a Form S-2 registration statement, File No. 333-55518 (the "Registration Statement"), filed with the Securities and Exchange Commission ("SEC") with respect to the public offering and sale by the Company of up to 3,220,000 shares of beneficial interest (the "Offered Shares") of the common shares, par value $0.01 per share, of the Company . You have requested our opinion regarding certain U.S. federal income tax matters.


          The Company conducts its operations through RAIT Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), which owns substantially all of the Company's assets. The sole general and sole limited partner of the Operating Partnership are RAIT General, Inc. and RAIT Limited, Inc., respectively. The Company owns all of the stock of each of those corporations. The Operating Partnership has interests in a portfolio of twenty-six loans (the "Loans") and in five real properties (two through direct ownership, the other three through an interest in the pass-through entities that own the properties) (the "Equity Interests"). The Operating Partnership controls certain assets through ownership of partnership interests, membership interests and stock ownership as set forth on Exhibit A hereto. All of the partnerships and limited liability companies on Schedule A are collectively referred to as the "Partnerships;" all of the corporations on Schedule A are collectively referred to as the "Corporations."

         In connection with the opinions rendered below, we have examined the following:


         1) the Company's Amended and Restated Declaration of Trust, as filed with the State Department of Assessments and Taxation of Maryland on November 20, 1997 and amended January 7, 1999 and September 27, 2000;


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RAIT Investment Trust
March 1, 2001
Page 2

         2)       the Company's Bylaws;

         3)       the Registration Statement;

         4) the organizational documents of each of the Partnerships and Corporations;

         5)       documents evidencing the Loans;

         6)       documents evidencing the Equity Interests;

         7) such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinions rendered below, we have assumed generally that:

         1. Each of the documents referred to above has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

         2. During its taxable year ended December 31, 2000 and subsequent taxable years, the Company, the Partnerships and the Corporations have operated and will continue to operate in such a manner that makes and will continue to make the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years.


         3. The Company will not make any amendments to its organizational documents or to the organizational documents of the Partnerships or the Corporations after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year.


         4. No action will be taken by the Company, Partnerships or the Corporations after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.


         In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificate. Where such factual representations contained in the Officer's Certificate involve terms defined in the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations thereunder (the "Regulations"), published rulings of the Internal Revenue Serice (the "Service"), or other relevant authority, we have explained such terms to the Company's representatives and are satisfied that the Company's representatives understand such terms and are capable of making such factual representations.



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RAIT Investment Trust
March 1, 2001
Page 3


         Based solely on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, the discussion in the Registration Statement under the caption "Federal Income Tax Consequences of Our Status as a REIT" (which is incorporated herein by reference), and without further investigation, we are of the opinion that:

         (a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 1998 through December 31, 2000, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2001, and in the future; and

         (b) the description of the law and the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Consequence of Our Status as a REIT" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Offered Shares.

         Except as described herein, we have performed no further due diligence and have made no efforts to verify the accuracy and genuineness of the documents and assumptions set forth above, or the representations set forth in the Officer's Certificate. We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for its 2001 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

         The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Ooinions." In giving this consent, we do not admit that we

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RAIT Investment Trust
March 1, 2001
Page 4

are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

         The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                                     Very truly yours,



                                                     Ledgewood Law Firm, P.C.

                              RAIT INVESTMENT TRUST

                               CORPORATE STRUCTURE
                               -------------------


-----------------------------------------------------------------------------------------------------
              COMPANY
                NAME                        OWNER(S)                     PERCENTAGE INTEREST OWNED
-----------------------------------------------------------------------------------------------------
RAIT Investment Trust                 Publicly held                                  --
-----------------------------------------------------------------------------------------------------
RAIT General, Inc.                    RAIT Investment Trust                         100%
-----------------------------------------------------------------------------------------------------
RAIT Limited, Inc.                    RAIT Investment Trust                         100%
-----------------------------------------------------------------------------------------------------
RAIT Partnership, L.P.                RAIT General, Inc.                   1% general partner
                                      RAIT Limited, Inc.                   99% limited partner
-----------------------------------------------------------------------------------------------------
DP Associates, LLC                    RAIT Partnership, L.P.               24% Class A member and
                                                                           1% Class E member
-----------------------------------------------------------------------------------------------------
OSEB GP, Inc.                         RAIT Partnership, L.P.                        100%
-----------------------------------------------------------------------------------------------------
RAIT Abbotts GP, Inc.                 RAIT Partnership, L.P.                        100%
-----------------------------------------------------------------------------------------------------
RAIT Abbotts Limited                  RAIT Abbotts GP, Inc.                1% general partner
Partnership                           RAIT Partnership, L.P.               99% limited partner
-----------------------------------------------------------------------------------------------------
RAIT Capital Corp.                    RAIT Partnership, L.P.                        100%
-----------------------------------------------------------------------------------------------------
RAIT Rohrerstown, L.P.                RAIT General, Inc.                   1% general partner
                                      RAIT Partnership, L.P.               99% limited partner
-----------------------------------------------------------------------------------------------------
RAIT SLH, Inc.                        RAIT Partnership, L.P.                        100%
-----------------------------------------------------------------------------------------------------
RAIT SLH, L.P.                        RAIT SLH , Inc.                      1% general partner
                                      RAIT Partnership, L.P.               99% limited partner
-----------------------------------------------------------------------------------------------------
Resource Properties XXXVII, Inc.      RAIT Partnership, L.P.                        100%
-----------------------------------------------------------------------------------------------------
Resource Properties XLV, Inc.         RAIT Partnership, L.P.                        100%
-----------------------------------------------------------------------------------------------------
SL Bonds, Inc.                        RAIT Partnership, L.P.                        100%
-----------------------------------------------------------------------------------------------------
SLH Apartments, Inc.                  RAIT Partnership, L.P.                        100%
-----------------------------------------------------------------------------------------------------


                                  Schedule "A"